AMENDMENT NO. 1 TO THE

SERVICE PLAN (REIMBURSEMENT) (the "Plan")

CLASS A SHARES

Of the Funds listed on Schedule A (each, a "Fund" and collectively, the "Funds")

The Service Plan (the "Plan"), dated as of May 24, 2019, as subsequently amended, pursuant to Rule 12b-1, is hereby amended, dated October 30, 2019, as follows:

WHEREAS, the parties desire to amend the Plan to remove Invesco Oppenheimer SteelPath Panoramic Fund;

NOW THEREFORE, Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

"SCHEDULE A

SERVICE PLAN (REIMBURSEMENT)

The following rates shall apply to each Fund listed below:

	Maximum Asset	Maximum
	Based Sales	Shareholder	Maximum
Share Class	Charge	Services Fee	Aggregate Fee
Class A	NONE	0.25%	0.25%

AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

Invesco Oppenheimer Capital Income Fund

Invesco Oppenheimer Developing Markets Fund

Invesco Oppenheimer Discovery Mid Cap Growth Fund

Invesco Oppenheimer Emerging Markets Local Debt Fund

Invesco Oppenheimer Emerging Markets Innovators Fund

Invesco Oppenheimer Macquarie Global Infrastructure Fund

Invesco Oppenheimer Global Multi-Asset Income Fund

Invesco Oppenheimer Global Strategic Income Fund

Invesco Oppenheimer International Bond Fund

Invesco Oppenheimer Total Return Bond Fund"